Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238177, 333-218061, 333-149950, 333-168848, 333-196193, 333-274560 and 333-279672) of Information Services Group, Inc. of our report dated March 13, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

New York, New York
March 13, 2025